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AT&T INITIATIVES EXPAND AVAILABILITY

OF ADVANCED COMMUNICATIONS TECHNOLOGIES

Company Enhances Broadband Reach Through Innovative Technologies:

Satellite, Fixed Wireless and WiMAX

Details the Availability of Project Lightspeed to Low-Income Households

DETROIT (May 8, 2006) – AT&T Inc. (NYSE:T) today announced a series of moves that underscore the company’s commitment to widely delivering the benefits of broadband Internet access and IP-based services to businesses and consumers throughout its traditional 13-state local service territory.

The initiatives, announced by AT&T Chairman and CEO Edward E. Whitacre during a keynote address to the Detroit Economic Club, include three components:

•	Offering a satellite-based broadband service later this month in select rural markets in AT&T’s residential service territory, most of which are not served by landline broadband services today.
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Affirming the company’s intent to make its Project Lightspeed video services available – within three years – to more than 5.5 million low-income households as part of its initial build in 41 target markets, making them among the first in the nation to receive these new IP-enabled video services.

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Expanding the scope of the company’s market efforts related to WiMAX and other fixed wireless technologies. New deployments will begin later this year in Texas and Nevada, joining existing AT&T fixed wireless service offers in Alaska, Georgia and New Jersey.

These efforts expand AT&T’s industry-leading drive to make broadband Internet access, and the services it enables, more widely available for business and residential customers. AT&T is already the nation’s largest provider of DSL broadband, with 7.4 million DSL lines in service and DSL service options available to nearly four out of five customer locations within the company’s 13-state local service area.

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The satellite and fixed wireless broadband offerings announced today are designed to evaluate promising new technologies that have the potential to extend AT&T’s broadband reach to 100 percent of its residential and rural service area. The technologies hold strong promise for delivering broadband services in remote, rural and hard-to-serve areas, many of which have no DSL or cable broadband services today. In the AT&T traditional local service area, these initiatives could help bring broadband to as many as 11.5 million additional homes and businesses.

“Innovation and a meaningful commitment to bring those advances to all of our customers were at the foundation of our efforts to create the new AT&T,” Whitacre said. “With our resources, scope and expertise, AT&T today is well positioned to deliver the benefits of new innovations to customers of all sizes – from the largest global enterprises to small businesses to consumers.

“By rapidly deploying these new broadband technologies and aggressively rolling out new services, we’re meeting that goal by making broadband and competitive video programming services accessible to many customers who have had limited access to broadband...until now,” he added.

AT&T’s deployment of WiMAX and other fixed wireless technologies will enable the company to evaluate the potential of these platforms as another option for delivery of broadband services in rural areas, as well as for delivery of competitive services in other areas of the United States. The company’s existing and upcoming limited fixed wireless offers will provide opportunities to evaluate various technology solutions under a number of conditions, using both licensed and unlicensed spectrum, and including both rural and urban settings and for both business and residential customers.

New Satellite Broadband Internet Access Offering Available in May in Select Markets

AT&T will offer a satellite-based broadband Internet access service in select rural markets later this month, with additional market availability planned for later in the year. The service, delivered via an operating agreement with high-speed Internet provider WildBlue, will be offered to customers in AT&T’s 13-state local service areas where AT&T DSL service is not available, under the name “AT&T High Speed Internet Access, powered by WildBlue.”

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Rural satellite broadband subscribers will have three service packages to choose from, with prices ranging from $49.95 to $79.95 per month, and broadband speed options ranging up to 1.5 Mbps downstream and up to 256 Kbps upstream. AT&T satellite customers will have direct access to the public Yahoo! portal, which will be set as customers’ default Internet home page.

Additional details on satellite broadband service availability and ordering information will be announced later this month.

Serving More than 5.5 Million Low-Income Households with IPTV

AT&T has a legacy of consistently rolling out new technologies, services and features to as many customers as possible and as quickly as possible. In the case of the company’s IP-based video service made available through its Project Lightspeed network, the company is affirming that commitment to assure the public that all income levels – including low-income households – have early access as this cutting-edge technology is deployed.

Within three years, the company intends to make its new IP-based video services available to more than 5.5 million low-income households – identified using U.S. Census Bureau data – within the 41 markets where the company is initially building its new video-capable network, an unprecedented pace and reach of such advanced technology. Customers in these areas would have access to the full suite of AT&T U-Verse products, including voice, video, high-speed Internet access and, later, voice-over-IP services.

WiMAX and Fixed Wireless Trials Expanding in 2006

Emerging WiMAX and other fixed wireless technologies enable delivery of a range of networking services – such as Voice over IP, Internet access, and private business network access – over broadband wireless connections. AT&T’s new fixed wireless deployments, which will be launched this summer in Pahrump, Nevada and Red Oak and Midlothian, Texas, will extend the AT&T Yahoo! experience to residential and business customers in these communities, and will enable AT&T to further develop and refine WiMAX and other fixed wireless technologies as potential solutions for delivering services on a mass-market scale.

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The new deployments expand AT&T’s fixed wireless research initiatives beyond its existing commercial trial deployments in Alaska, Georgia and New Jersey. At the Detroit Economic Club keynote, Whitacre announced that AT&T’s WiMAX trials in the villages of Aniak and Northway, Alaska, have already proven to be successful enough that the company plans to offer services on an ongoing, commercial basis in those communities. Broadband customers in these small Alaska communities include residences, small businesses and community centers.

In addition, AT&T in mid-April launched a limited service offering of wireless broadband Internet access in the North Texas communities of Frisco, McKinney, Prosper, Centennial, and Little Elm. This service offer was launched in mid-April, with price points starting at $39.95 per month. Customers in these service areas will have direct access to the public Yahoo! portal, which will be set as customers’ default Internet home page.

“Our industry that has long played a prominent role in Americans’ lives and businesses has now taken on even greater significance as technology streamlines the way we work and enhances the quality of life we enjoy today – and into the future,” Whitacre said. “The new AT&T looks forward to continuing to help our nation’s businesses and families prepare for better tomorrows.”

AT&T plans to spend approximately $4.6 billion on its Project Lightspeed initiative to reach nearly 19 million homes by year-end 2008 as part of its initial deployment.

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About the New AT&T

AT&T Inc. is one of the world's largest telecommunications holding companies and is the largest in the United States. Operating globally under the AT&T brand, AT&T companies are recognized as the leading worldwide providers of IP-based communications services to business and as leading U.S. providers of high speed DSL Internet, local and long distance voice, and directory publishing and advertising services. AT&T Inc. holds a 60 percent ownership interest in Cingular Wireless, which is the No. 1 U.S. wireless services provider with 55.8 million wireless customers. Additional information about AT&T Inc. and AT&T products and services is available at www.att.com.

© 2006 AT&T Knowledge Ventures. All rights reserved. Subsidiaries and affiliates of AT&T Inc. provide products and services under the AT&T brand.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.